As filed with the Securities and Exchange Commission on November 27, 2024

Registration No. 333-202592

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT NO. 333-202592

UNDER

THE SECURITIES ACT OF 1933

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8179278
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)

50 Tice Boulevard, Suite 315

Woodcliff Lake, New Jersey 07677

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Krawtschuk

Chief Financial Officer Eagle Pharmaceuticals, Inc.

50 Tice Boulevard, Suite 315

Woodcliff Lake, New Jersey 07677

(201) 326-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Recht, Esq.

Sarah Sellers, Esq.

Cooley LLP

500 Boylston Street, 14th Floor

Boston, Massachusetts 02116

(617) 937-2300

Approximate date of commencement of proposed sale to the public: Not applicable. The registrant is filing this post-effective amendment to remove from registration any securities registered hereunder that remain unsold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), relates to the Registration Statement on Form S-3, Registration File No. 333-202592 (the “Registration Statement”), filed by Eagle Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on March 6, 2015, which was declared effective on March 13, 2015, to register the resale of up to an aggregate of 1,500,000 shares of the Company’s common stock, par value $0.001 per share, by certain selling stockholders pursuant to the applicable prospectus included in the Registration Statement.

By filing this Post-Effective Amendment, the Company has terminated the offerings of its securities pursuant to the Registration Statement. Accordingly, the Company hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of post-effective amendment, removes from registration any and all of its securities that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to Rule 478 under the Securities Act of 1933, as amended, the Company certifies that it has the power to file this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on November 27, 2024.

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Christopher Krawtschuk
Christopher Krawtschuk Chief Financial Officer